UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2023

TANGER INC.
TANGER PROPERTIES LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(Tanger Inc.)	(Tanger Inc.)	(Tanger Inc.)
North Carolina	333-03526-01	56-1822494
(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)	(Tanger Properties Limited Partnership)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tanger Inc.:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange
Tanger Properties Limited Partnership:
None
Securities registered pursuant to Section 12(g) of the Act:
Tanger Inc.: None
Tanger Properties Limited Partnership: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Tanger Inc.: Emerging growth company ☐

Tanger Properties Limited Partnership: Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Tanger Inc.: ☐
Tanger Properties Limited Partnership: ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2023, Tanger Inc. (the “Company”) and Tanger Properties Limited Partnership, the Company’s operating partnership (the “Operating Partnership”) entered into an amendment (the “Amendment”) to that certain Employment Agreement dated as of April 6, 2020, as amended by the first amendment to the Employment Agreement dated as of April 9, 2020 (the “Employment Agreement”), with Stephen Yalof who serves as the Company’s and the Operating Partnership’s President and Chief Executive Officer. The Amendment has an effective date of December 31, 2023. Mr. Yalof's current employment agreement will remain in effect until the effective date of the Amendment.

Pursuant to the Amendment, Mr. Yalof will continue to serve as an officer of the Company and the Operating Partnership for a period of thirty-six (36) months through December 31, 2026 (the “Contract Term”) unless otherwise extended or terminated according to the terms of the Employment Agreement as amended. Unless written notice of nonrenewal is given by either Mr. Yalof or the Company and the Operating Partnership at least 180 days prior to the expiration of the Contract Term, the Employment Agreement as amended and Mr. Yalof’s employment with the Company and the Partnership shall continue for one additional 12-month period through December 31, 2027 unless earlier terminated.

If the Company and the Operating Partnership do not offer Mr. Yalof a new employment agreement on terms and conditions substantially similar to the terms and conditions of the Employment Agreement as amended no later than 120 days prior to the expiration of the Contract Term (including the additional 12-month period through December 31, 2027), assuming Mr. Yalof was ready and willing to provide services, or if the Contract Term is not extended due to delivery by the Company and the Operating Partnership of notice of nonrenewal, Mr. Yalof’s employment shall automatically terminate on the last day of the Contract Term and Mr. Yalof shall receive (i) an amount equal to 100% of his annual base salary in effect as of the date of termination, and (ii) a pro rata portion of the annual bonus for the year in which termination occurs based on the number of days in that year prior to the termination date.

During the Contract Term, Mr. Yalof will be entitled to receive a base salary of no less than $900,000 (the “Annual Base Salary”) unless otherwise agreed to by the Company, the Operating Partnership and Mr. Yalof. During each contract year starting with 2024, Mr. Yalof’s bonus opportunity under the Company’s and/or the Operating Partnership’s annual cash bonus plan or program for senior executives (the “Annual Bonus Plan”) will be equal to 75%, 150% and 250% of Mr. Yalof’s base salary upon achievement of “threshold,” “target,” and “stretch” performance levels, respectively, subject to the terms of the Employment Agreement as amended and the Annual Bonus Plan. The performance goals and levels under the Annual Bonus Plan will be determined by the Compensation Committee. Mr. Yalof also is entitled to participate in or receive benefits under all employee benefit plans or other arrangements made available by the Company, Operating Partnership or Tanger Management, LLC. (“Tanger Management”), including paid time off, on a basis which is no less favorable than is provided to other senior executives of the Company, Operating Partnership or Tanger Management.

During the Contract Term, Mr. Yalof also will be entitled to participate in the Company’s annual long term incentive program (the “Incentive Award Plan”) on a basis no less favorable than that afforded to other senior officers of the Company and/or the Operating Partnership. The aggregate target grant date fair value of Mr. Yalof’s Incentive Award Plan award for 2024 will be no less than $3.75 million, 40% of the value of which shall be awarded in the form of time-vested restricted shares of common shares of the Company (“Common Shares”) vesting in three equal installments on the first three anniversaries of the date of grant (the “2024 Time-Vesting Restricted Shares”) and the remaining 60% of the value of which shall be awarded in the form of equity awards subject to performance-based vesting (the “2024 Performance-Vesting Notional Units”).

If Mr. Yalof’s employment is terminated by the Company or the Operating Partnership other than for Cause (as such term is defined in the Employment Agreement), death or Disability (as such term is defined in the Employment Agreement), or if Mr. Yalof resigns for Good Reason (as such term is defined in the Employment Agreement), then, in exchange for signing a general release of the Company, the Operating Partnership and certain Related Entities (as defined in the Amendment) and complying with certain terms of the Employment Agreement as amended, Mr. Yalof will be entitled to receive an amount equal to: (A) the sum of (1) Mr. Yalof’s Annual Base Salary in effect as of the date of termination; plus (2) the average of the annual bonuses, if any, received (or to be received) by Mr. Yalof for the three most recent calendar years prior to the date of termination for which the amount of such annual bonus has been determined; multiplied by (B) two. The amount shall be paid in equal pro rata consecutive monthly or bi-weekly installments in accordance with the Company’s regular pay schedule and subject to Section 22 of the Employment Agreement over a twelve (12) month period beginning with the first regular Company payday following the Effective Date of the release.

In addition, upon Mr. Yalof’s termination of employment by reason of his death or Disability, Mr. Yalof will be entitled to receive 100% of his annual base salary for the contract year in which the termination occurs, (A) payable in lump sum within thirty (30) days after the termination in case of death or, (B) in the case of Disability in equal pro rata consecutive installments in accordance with the Company’s regular pay schedule. In the case of Disability, such payments are conditioned on Mr. Yalof signing a general release of the Company, the Operating Partnership and certain Related Entities.

During and following Mr. Yalof’s employment, the Company shall maintain, at its expense, officers and directors fiduciary liability insurance that would cover Mr. Yalof in an amount, and on terms and conditions, no less favorable to Mr. Yalof than the amount and the terms and conditions applicable to any other member of the board of directors of the Company, any trustee of Tanger GP Trust, or any other executive officer of the Company, the Operating Partnership or Tanger Management, LLC.

The foregoing description of the terms and conditions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibits 10.1 hereto and incorporated herein by reference.

There are no transactions involving the Company or the Operating Partnership and Mr. Yalof that the Company or the Operating Partnership would be required to report pursuant to Item 404(a) of Regulation S-K.

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement with Stephen Yalof, dated December 13, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded with the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2023

TANGER INC.

By:	/s/	Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer
and Chief Investment Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By: TANGER INC., its sole general partner

By:	/s/	Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer
and Chief Investment Officer